UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2016

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of PerkinElmer, Inc. (the “Company”) held on April 26, 2016, the shareholders voted on the following proposals:

•	a proposal to elect the eight nominees for director named below for terms of one year each;

•	a proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year; and

•	a proposal to approve, by non-binding advisory vote, the Company’s executive compensation.

The shareholders elected each of the nominees to serve as a director for a term of one year. The final number of votes cast for or against or abstaining and the number of broker non-votes for each nominee are listed below. The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and the proposal to approve, by non-binding advisory vote, the Company’s executive compensation, were each also approved. The final number of votes cast for or against or abstaining from voting on those two proposals and the number of broker non-votes on the executive compensation proposal are listed below.

Proposal #1 – To elect the following nominees as our directors for terms of one year each:

Name	Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
Peter Barrett	96,051,941	500,102	367,650	5,940,962
Robert F. Friel	93,507,321	3,038,377	373,995	5,940,962
Sylvie Grégoire, PharmD	96,378,077	154,858	386,758	5,940,962
Nicholas A. Lopardo	95,093,554	1,753,535	72,604	5,940,962
Alexis P. Michas	94,754,805	1,771,900	392,988	5,940,962
Vicki L. Sato, Ph.D	93,650,622	1,949,414	1,319,657	5,940,962
Kenton J. Sicchitano	94,942,638	1,902,344	74,711	5,940,962
Patrick J. Sullivan	96,635,153	230,602	53,938	5,940,962

Proposal #2 – To ratify the selection of Deloitte & Touche LLP as the Company’s independent public accounting firm for the current fiscal year.

For	Against	Abstain	Broker Non-Votes
101,566,013	1,215,439	79,203	0

Proposal #3 – To approve, by non-binding advisory vote, the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
89,804,415	6,896,871	218,407	5,940,962

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: April 27, 2016	By:	/s/ John L. Healy
John L. Healy
Vice President and Assistant Secretary